UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported)

June 15, 2005

CENTER FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

California	000-50050	52-2380548
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employee Identification No.)

3435 Wilshire Boulevard, Suite 700, Los Angles, California 90010

(Address of Principal Executive Offices) (Zip Code)

(213) 251-2222

(Registrant’s Telephone Number including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

At a meeting on June 15, 2005, the Audit Committee of Center Financial Corporation (the “Company”), Los Angeles, California, dismissed Deloitte & Touche LLP (“Deloitte & Touche”) as the Company’s principal independent accountant. At the same meeting, the Audit Committee selected the accounting firm of Grant Thornton LLP as the independent accountant for the Company’s 2005 fiscal year. The Company filed a report on Form 8-K concerning these events on June 22, 2005. At the time of that filing, the Company had given Deloitte & Touche the opportunity to furnish the Company with a copy of its letter addressed to the Securities Exchange Commission containing any new information, clarification of the Company’s expression of its views, or the respects in which it did not agree with the statements made by the Company in that Form 8-K.

Subsequent to the filing of the Form 8-K, Deloitte & Touche furnished the Company with a copy of the aforementioned letter on July 24, 2005, which is filed as an exhibit to this report.

Item 9.01 Financial Statements and Exhibits

Exhibit 16.1    Letter from Deloitte & Touche LLP to the Securities and Exchange Commission dated June 15, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: June 28, 2005	CENTER FINANCIAL CORPORATION

	By:	/s/ Patrick H. Hartman
Patrick H. Hartman
Chief Financial Officer
(Principal Accounting Officer, and officer
authorized to sign on behalf of registrant)

EXHIBIT INDEX

Exhibit No.	Description
16.1	Letter from Deloitte & Touche LLP to the Securities and Exchange Commission dated June 15, 2005